EXHIBIT 99.1

HEALTH ENHANCEMENT PRODUCTS, INC.

OCTOBER 14, 2014

PRESIDENT’S REPORT TO SHAREHOLDERS

Good morning and thank you to those of you who made the trip to be here in person, and to those on the call-in line. I’d also like to welcome our board of directors, staff and consultants in attendance or online today. My name is Andrew Dahl, and I serve as president and chief executive officer of Health Enhancement Products, Inc.

In the year and two months since our last shareholder meeting, the Company has continued to build value around its two highest priority applications, those being bovine immune health and canine joint health, and to move forward on the wellness technology acquired last August. With all of the consolidation moves implemented and the algal cultures secured, we’ve been able to focus more resources on R&D and build up the intellectual property portfolio. We also continue to broaden the Company’s scope, look at a wider range of opportunities and leverage some of the knowledge we’ve gained over 2-plus years to fine-tune our approach to target markets, potential partners and the investment community.

In January of 2012, shortly after Chief Financial Officer Philip Rice and I took over as managers, HEPI changed its business model from making and selling a single algae-infused water product to taking steps toward becoming a research-based licensor of intellectual property. Our proprietary algae culture is no longer sold, but rather to function as feedstock for research. All future income realized from the algae research will likely be derived from licensing bioactive extracts and compounds to larger, well-established brand-names in the food, feed and pharma industries.

In order to monetize the algae products and maximize potential earning power from licenses and partnerships, the Company committed to a series of complex and costly validation studies. Much of 2013 and 2014 were taken up with these studies, primarily focused on bovine mastitis and to a lesser extent, canine joint health. As some of you may know, in late December, 2013, we were able to execute a collaboration/option agreement with Zoetis, formerly Pfizer Animal Health, to further validate our product as it relates to bovine mastitis in dairy cows. Mastitis is an inflammation of the udder that impacts milk production and is responsible for nearly $3 billion in losses to US dairy producers. In order to have a marketable license or to sell our IP for a particular use, we must fully validate that particular use. In our case, that means developing and implementing rigorous pre-clinical studies and pre-GLP (Good Laboratory Practices) tests to substantiate any claims made. Therefore, our primary activity is creating and executing these scientific studies to build a dataset of compelling, irrefutable results around a single application, for example, a feed ingredient for dairy cows. Each single application requires its own dataset, filings with appropriate regulatory agencies and related backup. It is only when we have this complete package in hand that we have something to license. Any setbacks in the research itself or in funding that research, delays our ability to offer a license.

I would like to update all of you on what we’re doing and the status of various initiatives since the March 2014 report to shareholders, beginning with the bovine studies:

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In April of this year, we finalized the design of the overall bovine study, which is composed of three separate trials, determined how we were going to produce and refine our testing samples, and subsequently received a ‘go’ signal from our collaboration partner.

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The study component with the longest lead time was the original culture revival and test sample ramp-up. We contracted the Provasoli-Guillard National Center for Marine Algae and Microbiota, located at the Bigelow Laboratories in Boothbay Maine, to revive culture samples from the 2003 ATCC deposit, emulate the growing environment from the Company’s previously developed Standard Operating Procedures and then produce enough of the culture so that we could test a sample of the process previously known to show bioactivity. This was a three-month long project in and of itself.

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Simultaneously, the Arizona Center for Algae Technology and Innovation, or AzCATI for short, located at the Mesa campus of Arizona State University, engaged in a series of experiments to grow the culture in different bioreactors and finally, in a pond configuration, anticipating large-scale production. Previously, AzCATI scientists had been able to compress the production cycle from months down to days. Now, the work focused on increasing volume while still maintaining the rapid cycle time and the bioactivity.

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In the May-June timeframe, we conducted a pre-pilot bovine study at the UC-Davis agricultural research facility in Tulare County California under the direction of Dairy Experts, a contract research organization. This pre-pilot was designed to provide us with quick feedback on methods of administration and sample preparation before we moved into a much more costly and complex pilot program, to be followed by an even larger primary arm of the study.

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In July of 2014, we concluded our in vitro work with the University of Wisconsin-Madison Department of Dairy Science that began in late December of 2012 to validate our samples using primary bovine mammary epithelial cells.

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As announced previously, an interim capital raise in mid-July allowed us to proceed with the bovine pilot program, which commenced in mid-August at the Tulare County facility and continues to this day. This is a 32-cow study, of which 8 cows were untreated, and the balance treated with one of three modalities: oral, subcutaneous injection and intra-mammary intubation. This pilot followed the protocols and procedures agreed to in the April study design and approved by our collaboration partner.

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The results of the pilot arm of this study are just becoming available. It’s a complex study with dozens of data points for each animal. This chart begins to comprehend one single factor - milk quality. Additional statistical analysis will be necessary to arrive at processed data acceptable to our collaboration partner, but we are able to draw a few observations from this raw data, namely that there is a clear trend for improved milk appearance in the intra-mammary treatment group. 7 out of 8 animals had normal milk production 7 days after treatment while the untreated group consistently showed poor milk quality and outward signs of infection. There are literally dozens of other data points, including culturing of infected mucus and sampling of tissue that will take a few more weeks to analyze. We’re of course very excited to see that even these early results show a promising trend.

The mid-July interim capital raise also allowed us to continue the latest round canine studies, which commenced in late August. As you may remember, we began investigations of canine joint health last December in anticipation of a potential collaboration agreement to develop a natural companion animal dietary ingredient and potentially, a future therapeutic agent.

In a February 2014 announcement, we mentioned positive results from a canine joint tissue explant study performed at the Comparative Orthopaedics Laboratory located at the University of Missouri under the direction of Dr. Kei Kurochi, where our isolates provided a measure of protection against inflammatory chemokines irritating joint tissues. A follow up study to determine a mechanism of action did not provide clear answers, and we’re developing alternative methods to determine that effect when time and money permits.

In early May, a long-awaited canine whole blood ex-vivo study conducted by a global contract research organization showed positive results in addressing inflammatory cytokines associated with osteoarthritis present in dogs with healthy immune systems. However, based on the technical difficulties encountered by that contract research organization in conducting the study, we decided it would be prudent to repeat the experiments elsewhere, and the results of that repeat study are addressed later in this report.

In May, we commenced a long-term osteoarthritis study at a testing facility in Montreal, conducted by a multinational contract research organization. Our test samples were administered orally to test subjects, along with a corticosteroid positive control. Although we did see positive trends, the results were sub-clinical, and we opted to re-do the study with different parameters, particularly in how our product compared to a popular canine joint health product already on the market.

In a related study designed to emulate an acute inflammation of a joint, we chose to compare our algal biomass, extract and isolates against a glucosamine-chondroitin mixture, emulating as closely as possible earlier studies conducted by the developers of glucosamine where their product showed positive results. Unfortunately, the controls did not perform as expected, which casts doubts on any results, and we decided to repeat the study again in late September.

The results of that repeat study, conducted just over a week ago, are as follows:

The glucosamine-chondroitin group and the untreated group showed very much the same result. The dosage amount for the glucosamine-chondroitin group was consistent with other glucosamine-chondroitin studies, which were split on whether or not there was any positive effect. I’ll let you draw your own conclusions. Our natural product test samples showed a positive effect that was about half of the anti-inflammatory effect of the three dose ranges of an over-the –counter non-steroidal anti-inflammatory drug we used as our positive control. The important thing to keep in mind is that we’re testing a healthy dog food or dog treat ingredient, and not a drug, so we’re very happy to see this kind of trend.

The study addressing inhibition of pro-inflammatory chemokines in canine whole blood, which was conducted in May by a contract research organization, was repeated just over a week ago by a different research group and requires follow-on bioassays to be performed. We opted to have the research facility in Montreal ship the blood to its immunology lab in New Jersey, and we insisted that a portion of those same blood samples be shipped to Southern Research, an independent lab in Atlanta, to run bioassays in parallel, as well. Although we had hoped these results would arrive in time for this meeting, I’ve been advised that we should expect them in another couple of weeks.

The long-term osteoarthritis study conducted earlier this year required a redesign to focus on a different joint-health testing model and a different set of data end-points, and since we’re repeating the study, we decided to also include a glucosamine-chondroitin comparison group.

Some of you may be wondering about the time gaps between studies, results and follow-up studies. The Company has no internal testing facilities, no clinical sites and with the exception of our exceptional director of R&D and chief medical officer, supported internally by our administrative liaison and the occasional grad student, the work is conducted by independent labs, contract research organizations, academic institutions or independent researchers. We accommodate the schedules and workloads of these institutions and individuals, coordinating to the best possible effect their schedules and deliverables, to integrate with our timing and budget parameters.

This is a cost-efficient and flexible arrangement, necessitated not only by the realities of available capital, but also because the Company can remain agile in the face of changing circumstances. Unlike some other biotechs, we have not built up a facility and a staff that’s focused on a single area of research, let’s say joint inflammation, where a change in direction caused by negative study results could also mean a change in focus, which may then necessitate changes to staff, equipment and capital allocation. We’re able seek out the best and most capable researcher in a particular field of study, make our best deal and make the best of the timeframe available. This does have the effect of drawing out the timeframe, especially if we have to repeat an experiment or re-configure something that affects our platform strategy.

We’ve mentioned the platform strategy before, and how this strategy points to multiple monetization targets both near term and long term. In both the bovine and canine testing, we included an algal biomass test group, or Platform “D”. Essentially, this is a single-specie phototropic culture. The algae are grown, harvested, compressed and dried. This constitutes a marketable product for applications such as livestock feed or companion animal treats. The biomass can be compacted, milled and mixed with a stabilizing/flavor-enhancing incipient.

In order to bring this product to market, we or our licensee is required to register the product with AAFCO – American Association of Feed Control Officers, in all 50 states as a feed ingredient. In this registration, we or our licensee provides the nutritional profile of the algal biomass, the results of toxicology, presence of heavy metals and processing by-products, if any, and safety data from an in vivo study of the target specie, in our case, dairy cows and/or dogs. Also, we or our licensee are required to provide a cGMP or current Good Manufacturing Process protocol that describes in detail how the product is made and prepared for consumption. The facilities where the product is grown or produced must also be registered with the FDA, and follow other regulations regarding algae production established by the EPA. Some states, such as California and Florida, have additional regulations regarding algae production. Just recently, the FDA added new Food Safety Modernization Act or FSMA regulations, which require that we or our licensee account for every ingredient, additive or liquid used in production – where it came from, the background of the supplier, how it was made, etc. including the water in which the algae are grown. The water itself must be tested for purity and chemical contamination.

This level of compliance has not slowed the entry of high-value products composed of algal biomass and real competition is materializing, where not long ago there were few, if any. In recent weeks, Solazyme has announced that its natural algae specie Chlorella protothecoides has been issued US Patent #8,747,834 describing the use of algal biomass as a treatment for impaired glucose metabolism. The patent app was filed in 2010.

Solazyme’s natural strain of algae, using a heterotrophic, or carbon-based, production method, is expected to be used for the company’s brand AlgaVia, which markets whole algal flour and whole algal protein.

Alltech, the $700 million animal feed and nutrition giant, has launched an aggressive campaign to market its Omega3-rich algae as a feed ingredient for beef and dairy cows, citing the health aspects of these lipids. Recently, Alltech acquired Lienert, another large feed company, in order to enter the Australian and New Zealand markets, where there’s growing support for algae-rich diets for cattle and sheep.

Spirulina algae in natural form have been shown in early research to be effective in moderating the effects of HIV in women. Cyanotech, based in Hawaii, is the largest grower of spirulina. It’s dried, compressed into a pill and sold as a human supplement.

And finally, whole microalgae such as chlorella vulgaris have shown promise in early, research level studies for cholesterol management in humans, according to a recent paper in the Nutrition Journal. So again, algal biomass is coming into its own, and significant research is being conducted worldwide.

All of these products, including our own, require certification as either GRAS (Generally Recognized As Safe) or as a New Dietary Ingredient by the FDA.

The second set of samples tested in the bovine and canine models is a crude extract, specifically the supernatant created at the National Center for Marine Algae and Microbiota from the original 2003 culture sample. It’s still closely related to the biomass platform. I liken it to apple juice. If the algal biomass I just mentioned is considered safe by regulators, then a minimally processed extract, or the juice, can be considered safe, as well. Of course, I’m oversimplifying a bit to make a point, because the methods and final product still have to be tested and registered, but in effect that’s a good description of the marketable product.

This crude extract, or juice, is also seeing competition appear. For example, natureAsia.com reports that a research team has found aqueous extracts of the marine brown algae Lobophoro variegate can inhibit the replication of human immunodeficiency virus type 1 (HIV-1) by preventing its entry into host cells.

The algae extracts inhibit various HIV-1 strains – including a multi-drug resistant strain – that cause infection by binding to different cell-surface proteins of host cells. This could mean the brown algae are a potential natural source for developing a broad-spectrum anti-HIV-1 drug. The research is published in PLOS ONE, an online biomed journal. We’re not alone in developing high-value products from algae.

The second platform, or Platform “C”, is the natural bioactive, or a refined isolate containing the bioactive compound. This is an area that’s already been very active, beginning with industry pioneer Martek, which began isolating Omega 3 oils from algae more than 14 years ago and was purchased by DSM for $1.1 billion in 2012.

In another example, Valensa and Algeon have jointly announced the availability of nearly pure 1,3 beta glucan isolated from algae for human food and supplement ingredients, along with Algal Scientific, based in Michigan, which is producing beta glucan for use as an animal feed ingredient.

And then there’s astaxanthin, a highly prized carotene which can be produced from fish, krill or shrimp. The algae-derived version doesn’t have the fishy smell or aftertaste. Nearly pure, algae-derived astaxanthin is currently selling for about $3,000 a pound as an ingredient in supplements, and even though global nutrition giant DSM is offering a synthetic version at less than half that price, the natural, algae-derived product is still able to command this kind of price premium.

Based on our testing, the natural bioactive, or Platform “C”, may be used as a ‘natural’ feed or food ingredient, a ‘natural’ topical application, and potentially a ‘natural’ intra-mammary suspension for bovine use.

The natural bioactives are what we presume interests our animal health collaboration partner most because it’s from this point forward that a synthetic version can be developed as a lead compound for medicinal or therapeutic uses.

As you may remember, we began a synthetic program in September of 2013 as a parallel track to support our working the structure of the bioactive compounds. The operating theory was that by creating a synthetic, or Platform “F”, we would better understand the structure and activity of the natural bioactive, while at the same time continue the parallel work of determining the structure of the natural bioactive and further validating its bioactivity. We have the algal biomass, and the extracts as our nearest-to-market products, however.

As mentioned in the March report to shareholders, the synthetic program incurred several months of delays in building up the molecules and the intermediary products from that synthetic approach weren’t yielding positive results. Further, the analytic chemist brought on in early January to conduct a review of the natural compounds we were using as templates and the research to date expressed a differing opinion on the structure and composition of the bioactive compounds, which caused us to re-examine the work product from the June 2013 to the January 2014 time period. We of course wanted to make sure we were staying on track with our characterization process.

In early June of this year, after considerable research, we engaged BioPharmaDev, a biopharmacological research group based in Southern California, to conduct a data-integrity and process review to make sure we were approaching the characterization in a manner that would yield us the best answers in the shortest possible timeframe. In preparation, our R&D director, Dr. Amy Steffek, spent a couple of months compiling and re-formatting hundreds of pages of both analytic and pre-clinical validation data we’ve generated in just the last 22 months so that BioPharmaDev could begin its work, while still managing all of the ongoing research – a significant undertaking in its own right. We’re expecting results of the review to coincide with negotiations regarding options or licensing of these bioactives after closing the bovine and canine studies. This shouldn’t create meaningful delays for the registration or marketing of the algal biomass, its extracts or a combination product as a feed ingredient.

I’ve mentioned that the algal biomass and any extracts derived are closest to market pending the results of ongoing studies. However, we are not in a position to produce algal biomass or process it on a scale our largest customers may require. The capital requirements to ramp up production haven’t changed since we presented the concept last year – easily $30 million or more to get started, plus marketing. We’ve explored creating our own, affiliated contract grower and processor. We’ve presented the concept to potential investors, potential customers and prospective partners. What we’ve taken away from this extensive effort is that production partners will likely materialize when research sufficient to register the product as an animal feed ingredient is concluded, even ahead of any deal with a large customer. The demand for algal products appears to be strong enough to warrant that kind of interest.

Our investigation into our own large-scale production ended with the following conclusion: A., we’re most comfortable in our position as an R&D entity that derives its income from out-licensing intellectual property; B., there are competent, well-funded entities out there with good track records that can produce the biomass, and C. there is financing available for production once the product is registered as a feed ingredient and being actively marketed.

We did, however, create a business entity, Zivo Biologic, while we were exploring the production possibilities. The name is owned by the Company, as is the corporate ID package, which was developed a few years back. We also formed a private Delaware C Corp which is now a wholly-owned subsidiary. The name and logo resonated quite well with many of the people we contacted, and so it was placed before the shareholders that we give Health Enhancement Products, a new name – ZIVO Bioscience, and a new ticker symbol: ZIVO (pending FINRA approval) to put the finishing touch on this 2-year transformation into a bona-fide life sciences company.

As you may have heard from previous reports, we’ve closed inefficient operations, ramped up research and attracted funding to keep us moving forward. The management team is determined to present a strong, credible presence not only to potential licensees and partners, but the financial community, as well, given our status as a publicly-traded entity.

Last year, we were fortunate to attract board members John B. Payne, Thomas K. Cox and Christopher D. Maggiore to help shape the Company’s vision for the future. Today, I’m honored to introduce our newest board member, Nola B. Masterson, a pioneer in the biotech industry. Since 1982, she has been the Chief Executive Officer of Science Futures Inc., an investment and advisory firm, and is currently Managing Member and General Partner of Science Futures LLC, Fund I and Fund II, which are venture capital funds invested in life science funds and companies. Ms. Masterson also serves as Board Chair of Repros Therapeutics, Inc. Ms. Masterson was the very first biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder of Sequenom, Inc., a genetic analysis company located in San Diego and Hamburg, Germany. Ms. Masterson is the Chair Emeritus of the Bay Bio Institute, a 501(c)3 affiliate of BayBio, which promotes science education, workforce development and best practices as well as supporting entrepreneurs in the bio-economy. Her business career began at Ames Company, a division of Bayer, and was followed by eight years at Millipore Corporation in sales and sales management. Ms. Masterson has 33 years of experience in the life science industry. She received her Masters’ degree in Biological Sciences from George Washington University, and continued Ph.D. coursework at the University of Florida.

Ms. Masterson joins us at an important juncture in the Company’s evolution. Her extensive knowledge and experience in life science finance and operations is an invaluable resource, and her experience as an analyst, investment advisor, executive and entrepreneur will greatly benefit the Company.

There are other developments that bear mention. In April of this year, we entered into an agreement with Spearhead Capital, LLC a boutique investment advisory firm to assist us in approaching a targeted investor base and gauge the interest of family offices. This effort also helped sharpen our story and value proposition to potential sources of capital.

We engaged RedChip, a well-regarded investor relations firm with national reach, to get our story out and help put some new eyes on the company. From what we’ve seen in the first two months of the engagement, the firm is delivering on its promise.

And, the Company also engaged Babiarz and Associates, a Michigan PR and business communications firm, to raise our profile with the instate business and investment community, given that we moved the company from Arizona to Michigan just 2 years ago.

Beginning in late January of this year and continuing for the foreseeable future is an internal effort to approach funding sources that can take the Company to the next level. Notwithstanding the incredible support provided by long-time shareholders and our friends at HEP Investments, we’re approaching a watershed moment where in order to realize monetization events, we must add to the investor base that has funded the company for the past few years.

Last August and again in March of this year, we stated our capital funding target of $4.5 million to achieve near-term monetization events for the algal products group. Although the target hasn’t been fully met as yet, and operating expenses continue to be incurred, we continue to do research and push forward. The response from potential investors and intermediaries to our capital campaign has been positive. Our story of tiered revenue opportunities, of near-term monetization events not normally associated with biotechs, and our novel platform strategy is resonating.

We have a compelling story to tell. We’ve just presented the science, touched on the markets and highlighted some of the competition. The demand for the algal products is global. Multinational corporations are getting into this field. The demand for the specific applications we intend to bring to market is global. As noted previously, bovine mastitis is the number one health problem affecting not just the 9 million dairy cows in the US, but 244 million dairy cows worldwide. Canine joint health is the largest single segment of the pet supplement market, generating $300 million in annual sales for this single product category in the US alone. The Company appears to be properly positioned to benefit from these market conditions.

Just as important and compelling is our business model. In my talks with funds and advisors, there’s been positive response to our tiered monetization strategy, where we push for the earliest possible revenue opportunity with speed-to-market nutrition products, which may then help to offset capital demand for the more complex and time-consuming therapeutic products that hold even greater revenue potential. This isn’t lost on life science investors who routinely observe biotech and biomedical companies go through several rounds of financing before revenue is realized.

This chart, simple as it may be, presents the near-term revenue-generating products – bovine feed, canine supplement, porcine feed and human supplement, and the longer-term revenue-generating products – bovine medicinal, canine medicinal and pharmaceutical lead compound, in the priority we intend to address them. It’s unambiguous. It also follows a strategy that has us developing nutrition products first, securing the appropriate registrations and filings so that nutrition products precede any filings for medicinal or therapeutic products. The NDI, or New Dietary Ingredient filing, always precedes the IND, or Investigational New Drug filing, regardless of the target specie or application.

So, when we plot out potential monetizing events for animal products, the results may look like this, where the nutrition products in the unregulated space are closer to the closing date of capital funding, and the medicinal or therapeutic products in the regulated space are further away.

The other topic that resonates well with potential investors is the WellMetris metabolic testing platform acquired last August, where we’ve been able to show forward progress with minimal funding. In our March report, we pointed to dramatic decreases in manufacturing costs, a human factors design initiative to reduce or eliminate the “ick” factor associated with urine testing and the ongoing development of a completely virtualized, end-to-end solution for capturing, transmitting, storing and analyzing wellness data, supporting test administrators and managing an outside sales force.

I also stated that we were re-developing dry chemistry for three (3) key biomarkers. We’ve since filed patent applications for two of the three and expect to file the third in the following month. Within the last month, we’ve filed a patent app for a novel urine collection device and updated filings on our dairy cow stress test. The norming study, final software release, our FDA submission package and product launch have moved forward incrementally because for the past year most of our resources have been trained on our two primary objectives – the bovine collaboration, and the canine joint health opportunity.

But, we can still point to progress. I hold in my hand a fully-functional, production-ready analyzer that plugs into any Windows PC, laptop or tablet that can download our reporting and analysis software from the cloud, and in my other hand, I hold one of 20,000 test strips we’ve had manufactured to our specifications here in the US at an FDA-licensed facility in California.

We’ve approached government officials, union pension funds and insurers to gauge their interest in a low-cost, pre-clinical wellness screening program that can be conducted just about anywhere – the office, the shop floor, the walk-in clinic at a drugstore, and the response to date has been overwhelmingly positive. This screening tool can help focus early intervention and wellness initiatives when and where it does the most good – before the onset of disease or disability. The often-quoted axiom that a dollar in prevention saves three dollars in medical care down the road is made possible when that prevention is properly focused. The WellMetris Profile wellness screening platform helps make that a reality.

Further, this testing technology can be applied to athletes, professional and amateur, as well as military personnel, where constant monitoring of overexertion, hydration and inflammation can help shape a conditioning regimen and help guard against overtraining and the resulting health consequences.

And this product, like the algal products, has global potential. In the Middle East and India, diabetes is rampant. A low-cost, non-invasive, culturally acceptable screening tool for metabolic syndrome – the precursor to full-blown diabetes, can help stem the tide of this debilitating disease. In countries where access to medical labs is limited, where personal health records management is nearly impossible, our testing platform may be able to virtualize the process and fill an immense void.

With regard to follow-on products, we’re already moving forward on a next-generation product concept – the personal nutrition and wellness analyzer. I hold in my hand a solid model of a small, inexpensive reader device that plugs directly into your iPhone, porting the results of your antioxidant status, stress levels, inflammation and other parameters into popular health tracking apps. You can shape your diet, your supplementation and exercise regimen based on the results your personal analyzer provides and track your progress towards a healthier you in the privacy and comfort of your home. We intend to price this at or below FitBit devices. One of several provisional patent applications has been filed.

In order to launch the WellMetris product line, this subsidiary requires its own funding of nearly $5 million in order to fully activate and begin generating revenue. There is staff to be hired, filings to be entered, inventory to be ordered and marketing that needs to be initiated. We have an extraordinary opportunity to be first to market. And, with the creation of a free-standing subsidiary, we believe we have a funding scenario that is attractive to outside investors, but doesn’t place current HEPI shareholders at a disadvantage.

The same approach can be applied to any other intellectual property we’re investigating, or any addition to the current products contemplated for either the HEPI algal products platform or WellMetris. We’ve recently optioned a potential breeding enhancement product for swine. This would be part of a free-standing subsidiary which would also require its own funding of roughly $5 million if proven to be viable in the initial testing.

Our forward progress can be greatly accelerated with new capital – which brings us back to positioning the Company and its products to potential investors. We must make the Company attractive to investment. The science story is compelling, the potential markets are global, and the timeframe for early partial monetization isn’t a far-off, someday event. But, we’re operating within a set of givens that make new investment difficult, and that includes our current capital structure. To that end, the management and the board are considering the possibility of a reverse split to boost the per-share price and return the share base to a more easily managed number.

Yes, we understand that the capitalized value essentially remains unchanged and the new share price is just a multiple of the current share price. But, the reverse split does allow us to spread any incoming option payment or licensing fee across fewer shares, increasing the earnings per share and helping us maintain a multiple typical of a promising biotech. It’s a perceptual thing, but it does influence investing decisions.

We would like to attract new shareholders to the Company. The change in business model, the collaboration agreement, successful studies, potential licenses, exciting products, a name change that aligns the company with its stated purpose, a restructuring of the capital base to attract new investment – all of this together helps create momentum and investor interest. And we hope that interest will translate into capital to achieve our stated objectives.

The Company is positioned for growth. The plans are in place, the opportunities identified. Our target customers are the largest international nutrition companies and the largest animal health companies in the world. We’re contemplating global markets for every single one of our products. Our near-term monetization events may provide the cash flow needed to offset capital requirements for larger, longer-term objectives with even greater revenue potential – a strategy intended to build value from within.

We can’t make up for lost time or lost opportunities because funding wasn’t in place, or because we didn’t have the resources in hand. Over the last year, we have increased our level of research and development. We’ve been able to show good results, which correspondingly increased the level of investment. But now, more than ever, we need to move aggressively to attract the kind of investment that can fuel explosive growth. I’d like to return here next year with a revenue story, a license agreement, a successful product launch – validation that the thought and effort that went into re-imagining this company is finally being realized.

Thank you for your attention. I’d like to invite our board chair and chief financial officer, Philip Rice, back to the podium. We’ll begin taking questions shortly.

By: /s/ Andrew Dahl

Andrew Dahl

President & CEO

Health Enhancement Products, Inc.

HEALTH ENHANCEMENT PRODUCTS, INC.

2014 CEO Report to Shareholders

October 14, 2014

Detroit, Michigan

HEALTH ENHANCEMENT PRODUCTS, INC.

Notice to Investors & Analysts

This presentation and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this document.

Welcome

2014 CEO Report to Shareholders
October 14, 2014

Detroit, Michigan

Andrew A. Dahl
President & CEO

HEALTH ENHANCEMENT PRODUCTS, INC.

Introduction

Since our last shareholder meeting, the Company continues to build value

- Bovine immune health and canine joint health are the highest priorities
- Wellness technology continues to evolve
- Greater focus on R&D
- Aggressive capital campaign

HEALTH ENHANCEMENT PRODUCTS, INC.

Monetizing Multiple Verticals

Objectives

To monetize algal products:

- Validation of bovine and canine applications
- Collaboration/option agreement drives bovine study underway
- Data drives the value of licenses
- Process impacted by available funding

HEALTH ENHANCEMENT PRODUCTS, INC.

Validation studies

Updates & News

Status of initiatives and projects:

- Design of bovine study, April 2014
- Revive ATCC culture as backup, April 2014
- Increase production volumes, April 2014
- Pre-pilot Tulare County, CA, May-June 2014
- In vitro research winds down
- Pilot program Tulare County, CA underway
- Results are becoming available

HEALTH ENHANCEMENT PRODUCTS, INC.

Bovine Mastitis Study

Results & Insights

Phase	Day	IMM 356	IMM 572	IMM 1534	IMM 1818	IMM 2481	IMM 2833	IMM 3369	SQ 42	SQ 568	SQ 1088	SQ 1456	SQ 1656	SQ 2929	SQ 3664
TREATMENT (DAYS)	1	2Y	2Y	1W	2T	1W	1W	2Y	2Y	2Y	1W	1W	3W	2Y	1W
	2	2Y	3Y	1W	2T	1W	1W	3Y	2Y	2Y	1W	2Y	1W	4Y	2Y
	3	2W	2Y	1W	3W	1W	2W	4Y	2Y	4N	2W	3Y	2Y	2Y	3Y
	4	3Y	4Y	5T	2Y	2Y	3Y	3Y	3Y	3Y	1W	2Y	2Y	1Y	3N
	5	2/3N	5Y	1T	2T	2Y	3Y	4Y	3Y	4Y	2W	2Y	4W	4Y	2Y
	6	1W	4Y	2N	2T	3Y	3Y	4Y	1T	3Y	2Y	1Y	2Y	3Y	3Y
	7	3Y	4Y	3R	3R	4N	2W	4Y	4N	3Y	2Y	4Y	2Y	2Y	4Y
	8	2Y	2Y	2R	5R	2Y	3Y	3Y	4Y	3Y	1W	4Y	3Y	1T	2Y
POST-TREATMENT (DAYS)	1	4Y	2Y	3T	2T	3Y	4Y	3Y	4Y	3Y	1W	5Y	3T	3Y	2Y
	2	3W	3W	3T	2T	2Y	3Y	3W	3B	2Y	1W	3Y	2Y	1W	3W
	3	3W	1W	1W	DRY	4W	2Y	3Y	3T	2T	2W	4Y	3Y	1T	1W
	4	1W	1W	2W	1T	2T	1W	3Y	2T	2T	1W	4Y	2Y	1W	2T
	5	3Y	1W	1W	2T	2W	1Y/T	DRY	1W	2Y	1W	4Y	3T	3Y	4
	6	1W	1W	1W	1T	3W	1W	DRY	2W	2W	1W	3/5 Y	2T	3Y	2T
	7	1W	2Y	1W	1W	1W	1T	DRY	2Y	1W	1W	5Y	3Y	1W	2Y
	8	1W	1T	1W	1W	1W	1W	DRY	1W	2Y	1W	5Y	4Y	4T	2Y
	9	2W	1W	1W	1W	1W	1W	DRY	2W	3Y	1W	4Y	2W	1W	2T
	10	1W	1W	2W	1W	1W	2T	DRY	3W	3Y	1W	3Y	2T	1W	2Y
	11	1W	1T	1W		1W	1W	DRY	3W	2W	1W	4Y	1W	3Y	3Y
	12	1W	1W	1W		1W		DRY	1W	3Y	1W	4Y	1W	1W	1W
	13	1W	2T	1W		1W		DRY	1W	2Y		4T	1W	3W	3Y
	14	1W	1W	1W		1W		DRY	1W	2W		2Y	2W	1W	1W
	15												3Y		
	16												1W		

Phase	Day	ORAL 68	ORAL 533	ORAL 1036	ORAL 1384	ORAL 1570	ORAL 2153	ORAL 2919	ORAL 3539	NO TX 253	NO TX 1143	NO TX 1842	NO TX 1888	NO TX 2568	NO TX 2581	NO TX 3880	NO TX 3975
TREATMENT (DAYS)	1	1T	1W	1W	1W	1W	1W	2Y	3Y	3N	2W	1W	1W	3Y	1W	1W	1W
	2	3Y	1W	3W	1W	2Y	4Y	3Y	2T	2W	3N	2W	1W	2Y	2Y	2N	1W
	3	3Y	1W	1W	1W	4Y	4Y	4N	1Y	3Y	1W	3/4Y	1T	3Y	2Y	3N	2Y
	4	4Y	2Y	4Y	1W	4Y	4Y	4Y	2Y	2Y	2Y	4Y	2Y	3W	3Y	1W	1W
	5	4T	1Y	4Y	2T	2Y	4Y	3Y	3N	3Y	3Y	4Y	2W	3Y	3Y	5N	2N
	6	2Y	3W	2T	3T	2Y	1W	3Y	3Y	4T	4T	4N	4N	1W	3Y	5N	3Y
	7	3Y	3W	3Y	3Y	4N	4Y	1W	3Y	4Y	2T	2Y	4B	3Y	5Y	2Y	2Y
	8	3B	1W	4Y	2Y	3Y	1W	2Y	2Y	3T	3Y	3Y	4Y	3Y	3W	4Y	2Y
POST-TREATMENT (DAYS)	1	3B	1W	3Y	3W	2T	4Y	2Y	3W	4Y	2T	3Y	4Y	2Y	3B	3Y	3T
	2	2T	1W	3Y	3W	3W	4Y	3Y	4W	4Y	1W	4Y	4Y	2Y	DRY	2T	3T
	3	2Y	1W	3Y	2T	3W	1W	2T	3Y	3Y	1T	3W	4Y	DRY	5Y	4Y	3W
	4	3Y	1W	3Y	1W	3W	1W	2T	3Y	3Y	1W	3Y	4Y	2Y	3Y	3Y	1W
	5	2B	1W	2Y	3Y	3W	4Y	3Y	3T	3Y	3Y	3Y	4Y	1Y	4Y	2T	1W
	6	4Y	1W	2Y	2T	3Y	4Y	2T	2Y	3Y	3T	3Y	4Y	DRY	5Y	2Y	2Y
	7	2T	2W	3Y	2Y	3W	2Y	1W	4W	3Y	1W	1W	4Y	2Y	5Y	2Y	1W
	8	4/5T	1W	2Y	1W	1W	2Y	1W	4W	4T	1W	2T	4Y	2Y	2T	3Y	3Y
	9	3Y	1W	3Y	3Y	1W	4N	2W	4W	4T		1Y	3Y		1W	3Y	1W
	10	3T	1W	3Y	1T	1W	4N	1W	1W	1T		1W	3Y		1T	3Y	3W
	11	2Y		4T	3Y	1W	4N	1W	4W	2Y		3Y	3Y		4Y	3W	1W
	12	2B		4Y	3W	3W	4N	3W	3T	DRY		2Y	3Y		4Y	3Y	1W
	13				1W	2W	4N	1W	4W			4Y			4Y	3Y	1W
	14				1W	1W	4N	1W									
	15					1W											
	16																

MILK QUALITY INDICATORS
- (green) HEALTHY
- (orange) SOME CLINICAL SIGNS
- (red) INFECTION PRESENT
- DRY NO MILK PRODUCED

MILK SCORING
- 1 = Normal
- 2 = Flakes
- 3 = Small Slugs
- 4 = Large Slugs
- 5 = Stringy/Watery

MILK APPEARANCE
- W = White
- T = Tan
- Y = Yellow
- B = Brown
- N = No Color/Watery

HEALTH ENHANCEMENT PRODUCTS, INC.

Bovine Mastitis Study

Results & Insights

- There is a clear trend for improved milk appearance (color and consistency) in the IMM treatment group
- 7 out of 8 animals had normal milk production by ~ 7 days post-treatment
- There are no obvious trends demonstrating that the SQ or ORAL treatments alter milk appearance
- 1 out of 7 animals in the SQ treatment group had normal milk
- 1 out of 8 animals in the ORAL treatment group had normal milk, 2 animals may be showing signs of improvement
- The untreated groups consistently show poor milk quality and signs of infection
- 1 out of 8 animals showed a trend towards spontaneous improvement in milk quality
- Other clinical data forthcoming

HEALTH ENHANCEMENT
PRODUCTS, INC.

Canine Joint Health

Updates & News

Status of research:

- Explant joint tissue study, February 2014
- Whole blood ex-vivo, May 2014
- Osteoarthritis model, May 2014
- Acute joint pain model, May-June 2014

Repeat studies:

- Acute joint pain model, October 2014
- Whole blood ex vivo – underway
- Osteoarthritis model, November 2014

HEALTH ENHANCEMENT PRODUCTS, INC.

Canine Joint Health

Results & Insights

3.20
3.10
3.00
2.90
2.80
2.70
2.60
2.50
2.40
2.30
2.20
2.10
2.00
1.90
Baseline
3 hrs Post
6 hrs Post
8 hrs Post
Vehicle
HEP 2 (130187-100)
HEP 3 (130117-2)
HEP 4 (130188)
Chondroitin + Glucosamine
Diclofenac 3 mg
Diclofenac 10 mg
Diclofenac 30 mg

Canine Joint Health

Results & Insights

AUC Delta
10
8
6
4
2
0
*
**
Vehicle, PBS, PO
HEP2
HEP3
HEP4
Glu+Chndr
Diclo 3
Diclo 10
Diclo 30

HEALTH ENHANCEMENT PRODUCTS, INC.

Potential Multiple Licenses

Product Platforms

Status	Product	Market	Species
Active C	• Natural Bioactive(s) • Anti-Inflammatory/Autoimmune	Food ingredient Dietary Supp.	Human Animal
Pending F	• Synthetic Development • Anti-Inflammatory/Autoimmune	Pharmaceutical	Human Animal
Active D	• Single-Strain Algae Natural Product • Cholesterol/Anti-Inflammatory/Autoimmune	Food ingredient Dietary Supp.	Human Animal
Active A	• Natural Bioactive(s) • Cholesterol	Food ingredient Dietary Supp.	Human Only
Pending E	• Synthetic Development • Cholesterol	Pharmaceutical	Human Only
Pending G	• Bacterial Natural Product (Pre/probiotic) • Anti-Inflammatory/Autoimmune	Food ingredient Dietary Supp.	Human Animal

We're not alone anymore

Competition

Algal Biomass

- Solazyme's chlorella strain for diabetes
- Alltech Omega 3 feed for cattle and horses
- Cyanotech's spirulina effective for HIV in women
- Chlorella vulgaris may work for cholesterol

Extracts/Refined Isolates

- Lobophoro brown algae extract inhibits HIV virus
- Valensa and Algeon producing 1,3 beta glucan
- Multiple astaxanthin producers

Bioactives

Updates & News

Synthetic program

- Initial strategy
- Technical challenges

Characterization & Structure

- BioPharmaDev data integrity review
- Compilation of all relevant data
- Trajectory

HEALTH ENHANCEMENT PRODUCTS, INC.

Algal Biomass

Production

HEALTH ENHANCEMENT PRODUCTS, INC.

Algal Biomass

Production

Conclusions

- Maintain current focus as R&D entity
- Production capacity can be created
- Financing is available

HEALTH ENHANCEMENT
PRODUCTS, INC.

Moving Forward

Corporate

ZIVO
BIOLOGIC

HEALTH ENHANCEMENT PRODUCTS, INC.

Moving Forward

Corporate

ZIVO BIOSCIENCE

Ticker Symbol: ZIVO

Board of Directors

Corporate

Nola B. Masterson

Biotech Pioneer
Analyst
Investor
Fund Manager
Entrepreneur
Executive

HEALTH ENHANCEMENT PRODUCTS, INC.

Building a Presence

Corporate

Recent Developments

- Spearhead Capital
- RedChip
- Babiarz Associates
- CEO-led capital campaign

Taking the Company to the next level

HEALTH ENHANCEMENT PRODUCTS, INC.

Building a Presence

Corporate

Creating a credible capital campaign

- Compelling story
- Global demand
- Innovative business model
- Tiered revenue opportunities
- Near-term monetization

HEALTH ENHANCEMENT PRODUCTS, INC.

Potential Revenue Streams

Prioritized Objectives

Near-Term < 24 months

- Bovine Feed Ingredient
- Canine Diet Supplement
- Porcine Feed Ingredient
- Human Diet Supplement

Longer-Term > 24 months and beyond

- Bovine Medicinal App
- Canine Medicinal App
- Pharmaceutical Lead Compound

Animal Feed & Health Ingredients

Licenses/Joint-Ventures

The Company expects to execute licenses as shown. Timeline "0" is close of funding

0
6 months
12 months
18 months
NATURAL PRODUCTS
Canine Supplement
LESS REGULATED
Canine Collaboration Option Agreement Partner TBD
Canine Food
MORE REGULATED
MORE REGULATED
Canine OA pharma
Bovine Collaboration Option Agreement Signed Dec. 20, 2013
Bovine Supplement (Non-US)
Bovine Feed
Bovine Mastitis pharma
NATURAL PRODUCTS SYNTHETIC COMPOUNDS
HIGHLY REGULATED

HEALTH ENHANCEMENT PRODUCTS, INC.
WellMetris

Subsidiary Product Pipeline

Company Snapshot

WellMetris Profile: Pre-clinical screening tool for insurers, employers and accountable care organizations

Reporting Form
Wellness Profile Assessment
WellMetris
OXIDATIVE DAMAGE
ANTIOXIDANT CAPACITY
INFLAMMATORY STATUS
BMI (BODY MASS INDEX)
Point-of-Care Analysis Software
Analyzer Device
WellMetris
Cloud-Based Records Management
Collection Device
Test Cartridge

HEALTH ENHANCEMENT PRODUCTS, INC.
WellMetris

Subsidiary Product Pipeline

Company Snapshot

WellMetris Profile™ has many uses

- Athletes, military personnel for monitoring
- Simple, low-cost, culturally acceptable metabolic syndrome screening in ME and Asia
- Personal nutrition/wellness monitoring – smartphone
- Follow-on product line extensions

WellMetris

Next-Gen POC analyzer

Moving Forward

Corporate

Positioned for Growth

- Attracting investment
- Changes in capital structure
- Creating momentum
- Meeting our objectives

Offering
Structure
Capital

HEALTH ENHANCEMENT PRODUCTS, INC.

Moving Forward

Corporate

Positioned for Growth

- Planning
- Global markets
- Near-term monetization
- Long-term value

Planning
Resources
Markets

HEALTH ENHANCEMENT PRODUCTS, INC.

Realizing the Potential

Summary

The Company holds the potential for explosive growth

- R&D is bearing out
- Multiple global markets
- Compelling vision
- Attractive investment

HEALTH ENHANCEMENT PRODUCTS, INC.

Corporate Mission

Healthy Outcomes

Health Enhancement Products, Inc. is dedicated to the discovery, re-purposing and development of products and processes that positively impact health and wellness in humans and animals